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                                 EXHIBIT 8.1

Novamerican Steel Inc. Subsidiaries


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
NAME                                              JURISDICTION OF INCORPORATION
156499 Canada Inc.                                Canada

American Steel & Aluminum Corporation             Massachusetts

Argo Steel Ltd.                                   Quebec

Nova Tube Indiana, LLC (formerly,                 Delaware
BethNova Tube, LLC)

Cresswell Roll Forming Ltd.                       Canada

Delta Tube and Company, Limited                   Quebec (limited partnership)

Integrated Steel Industries, Inc.                 Delaware

Metco Steel Inc.                                  Canada

Novamerican Tube Holdings, Inc.                   Delaware

Nova Steel Ltd.                                   Quebec

Nova Steel Processing Centre Ltd.                 Canada

Nova Tube and Steel, Inc.                         Delaware

Nova Tube Inc.                                    Quebec

Nova Tube Ontario Inc.                            Canada
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